Exhibit 99.1

NUKKLEUS INC ANNOUNCED ACQUISITIONS

Nukkleus Inc (OTC: NUKK) ("Nukkleus" and the "Company") today announced the acquisition of selected technology assets previously owned by Forexware LLC (“Forexware”). Nukkleus further announced that it has initially obtained a 9.9% shareholder stake in IBIH Limited (“IBIH”) the parent company of the IronFX Global Group (“IronFX”), and has also acquired 100% of an Australian regulated entity formerly owned by IBIH. Nukkleus has entered into a Stock Purchase Agreement pursuant to which it has agreed to acquire additional equity in IBIH and, prior to such closing, Nukkleus is required to enter into an option to acquire additional Forexware and FXDD Inc (“FXDD”) operating units. These transactions are subject to regulatory approval where applicable.

The management of Nukkleus has stated that the acquisition of a 9.9% shareholder stake in IBIH, as well as the acquisition of the operations of IronFX Australia, is just a first intended step towards the Company’s long term strategy of identifying leading retail forex brands from around the world as well as leading financial technology companies related to the industry which can potentially be included and synergistically folded into Nukkleus. It is the stated intention of Nukkleus management to maintain the separate brand identity, operational autonomy, and segregated customer deposits for each individual retail forex brand it may potentially acquire in the future; while simultaneously capitalizing on efficiencies afforded by scale, shared backbones and optimized regulatory capital structure.

As a result of these above described transactions, which were entered into in May of 2016, as well as further contemplated transactions, Nukkleus’ goal is to create an industry leading, sector consolidation platform combining strong global retail and institutional trading flows covering FX, commodities, futures, CFD and equities with a cutting edge technological product suite and turnkey software and technology development capabilities. These contemplated transactions could potentially result in a global financial trading and financial technology group with operations and clients spanning more than 200 countries around the world, offices in 11 cities with more than 300 employees, covering the main global financial centers (New York, London, Hong Kong, Sydney and Johannesburg) as well as one of the most comprehensive regulatory licenses coverage in the world.

Nukkleus is supported by a veteran group of industry leading shareholders and prospective board of directors members. Its Chief Executive, Emil Assentato, was previously the Chief Executive Officer of Tradition North America, a leading inter dealer broker. Tradition North America is owned by Compagnie Financiere Tradition, which is a global brand in the inter dealer brokerage world. Mr. Assentato brings over 30 years of Wall Street experience to Nukkleus.

Prospective additions to the board of directors of Nukkleus, which are presently being considered include Markos A. Kashiouris, who is the founding shareholder of the Iron FX Global Group, and Craig J. Marshak, a private investor and FX industry specialist who has been engaged in the industry over the past ten years both as an advisor and investor.

Commenting on the transaction, Emil Assentato, Nukkleus Chairman and Chief Executive Officer, noted:

The online financial sector consolidation is long overdue both in terms of merging technological backbones and creating efficiencies with respect to regulatory capital requirements, while ensuring a truly global product and service coverage. With Nukkleus we have a first mover advantage in creating value through the aggregation of selected online trading and financial technology assets. We are excited with the value creation opportunities present in the sector; on top of the initial transactions announced today, Nukkleus has options to acquire additional financial trading and financial technology assets to complement both product and geographical coverage of the sector. “

Commenting on the transaction, Craig J. Marshak, the transaction advisor to Nukkleus and a prospective member of the Nukkleus Board of Directors, noted:

“We structured this transaction to capitalize on the growing opportunities in both the financial technology side and the regulated brokerage side of the global retail forex industry. Our investment team has previously invested capital as a principal in several well known, industry leading players in the retail forex sector, and today, using our knowledge of the industry we intend to capitalize on a variety of opportunities for Nukkleus to expand the scope of its operations significantly through the aggregation and consolidation of industry assets.”

Commenting on the transaction, Markos A. Kashiouris, the founding shareholder of the IronFX Group and a prospective member of the Nukkleus’ Board, noted:

“Our core strategy always involved the introduction of an industry leading consolidation platform driven by outstanding localized service and product development, as well as, cutting edge technological backbone and multi locational regulatory coverage. By building strong on the existing operations of Nukkleus, as well as, the future contemplated transactions, we create unparalleled and long overdue global synergies that place us at the forefront of value creation within the sector.”

About Forexware

Forexware is a leading industry technology solutions provider having been one of the first companies globally to create bridge software to the MetaTrader platform. The Company is powering, amongst others, the FXDD retail brand and services both institutional and retail traders with a robust and reliable execution platform. Forexware also offers turnkey software and technology solutions to a multitude of players within the forex sector.

About IronFX Global

IronFX Global is a leading retail forex brand with a truly global service capability and multi locational regulatory coverage. The brands have operations and clients spanning more than 200 countries around the world, offices in 8 countries and more than 200 employees in five continents, as well as, unparalleled depth in retail trading products covering FX, commodities, futures, CFDs and equities.

About FXDD

FXDD is a pioneer in the retail forex industry, having commenced operations in 2002. The company is one of the industry's longest established global brands with almost 15 years operational experience. FXDD has over 120 employees and spans the globe operating on five continents.

About Nukkleus Inc

Nukkleus Inc. (OTC: NUKK) is a financial technology company which is focused on providing software and technology solutions for the worldwide retail foreign exchange (“FX”) trading industry. Nukkleus primarily today provides its software, technology, customer sales and marketing and risk management technology hardware and software solutions package to FXDD Trading Limited (”FXDD Bermuda”), a related party. The FXDD brand (www.FXDD.com), the IronFX brand (www.IronFX.com) and the FXGiants brand (www.FXGiants.com) are some of suite of brands currently utilized in the retail forex trading industry by the Company.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward looking statements". Forward looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Nukkleus Inc

525 Washington Blvd.

Jersey City, New Jersey  07310

T: 212-720-7200

--- Ends ---